EXHIBIT 5.1 AND 23.2

                             OPINION AND CONSENT OF

                        SCHNEIDER WEINBERGER & BEILLY LLP

                       2200 Corporate Boulevard, Suite 210
                         Boca Raton, Florida 33431-7307


                                  June 16, 2005


Evolve One, Inc.
1000 Clint Moore Road, Suite 101
Boca Raton, FL   33487

         Re: Registration Statement on Form S-8 (the "Registration Statement") Evolve One, Inc. (the "Company")
               Evolve One, Inc. 2005 Equity Compensation Plan (the "Plan")
               Stock Option issued to Irwin J. Horowitz

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 105,000,000 shares of Common Stock, $.00001 par value per share, of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 100,000,000 shares issuable pursuant to the Plan and 5,000,000 shares issued under an Option granted to Irwin Horowitz (the "Option").

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation and By-Laws, the Plan, the Option and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued upon exercise of options granted and to be granted under the Plan and the Option, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                        Very truly yours,

                                        /s/ SCHNEIDER WEINBERGER & BEILLY LLP

                                        SCHNEIDER WEINBERGER & BEILLY LLP